Exhibit 99.1

FOR IMMEDIATE RELEASE
January 20, 2004

TEXAS REGIONAL BANCSHARES, INC. REPORTS RECORD ANNUAL EARNINGS

McAllen, Texas—Texas Regional Bancshares, Inc. (“Texas Regional”) (NASDAQ: TRBS), bank holding company for Texas State Bank, today reported net income for fourth quarter 2003 of $15,944,000, or $0.54 per diluted common share, compared to $13,918,000, or $0.47 per diluted common share, for the comparable 2002 period. All per share amounts for prior periods have been adjusted for the 10 percent stock dividend distributed to shareholders of Texas Regional during second quarter 2003. Return on assets and return on shareholders’ equity averaged 1.52 percent and 15.18 percent, respectively, compared to 1.49 percent and 14.97 percent, respectively, for the corresponding 2002 period.

For the year ended December 31, 2003, net income totaled $62,309,000, or $2.10 per diluted common share, compared to $53,847,000, or $1.86 per diluted common share, for the year ended December 31, 2002. Return on assets and return on shareholders’ equity averaged 1.54 percent and 15.41 percent, respectively for the year ended December 31, 2003, compared to 1.58 percent and 16.05 percent, respectively, for the year ended December 31, 2002.

“Texas Regional accomplished record results in 2003 by surpassing $62 million in net income and $4 billion in total assets for the first time. We also added five full-service banking locations in convenient areas,” said Glen E. Roney, Chairman of the Board.

Texas Regional completed the acquisition through merger of Riverway Holdings, Inc. on February 22, 2002, San Juan Bancshares, Inc. on November 18, 2002 and Corpus Christi Bancshares, Inc. on February 14, 2003. The results of operations for these acquisitions have been included in the consolidated financial statements since their respective purchase dates.

OPERATING HIGHLIGHTS

Net interest income of $39,948,000 for fourth quarter 2003 improved $5,598,000, or 16.3 percent over fourth quarter 2002. Average total interest-earning assets, the primary factor in net interest income growth, increased 12.4 percent from fourth quarter 2002 to $3,852,519,000 for fourth quarter 2003. The net yield, on a taxable-equivalent basis, on average total interest-earning assets increased sixteen basis points to 4.21 percent for fourth quarter 2003 compared to the corresponding 2002 period.

For the year ended December 31, 2003, net interest income totaled $148,392,000, reflecting an $18,673,000 or 14.4 percent increase from the year ended December 31, 2002. This growth resulted principally from an increase of 18.8 percent in average total interest-earning assets to $3,738,789,000 for the year ended December 31, 2003 over the year ended December 31, 2002. The net yield, on a taxable-equivalent basis, on average total interest-earning assets decreased by fourteen basis points to 4.05 percent for the year ended December 31, 2003 compared to the prior year.

Provision for loan losses of $3,184,000 for fourth quarter 2003 decreased $492,000 or 13.4 percent from fourth quarter 2002. Net charge-offs totaled $1,874,000 for fourth quarter 2003, representing a decrease of $912,000 from fourth quarter 2002.

For the year ended December 31, 2003, provision for loan losses totaled $13,155,000, reflecting an $824,000 or 6.7 percent increase over the comparable prior year. Provision for loan losses totaled 0.55 percent of average loans held for investment for the year ended December 31, 2003 compared to 0.59 percent for the year ended December 31, 2002.

Noninterest income of $10,963,000 for fourth quarter 2003 increased $1,148,000 or 11.7 percent over fourth quarter 2002. Total service charges amounted to $8,353,000 for fourth quarter 2003, an increase of $1,356,000 over fourth quarter 2002 primarily due to growth in demand deposits. Net realized gains on sales of securities available for sale decreased $637,000 to $1,187,000 for fourth quarter 2003 measured against fourth quarter 2002 due to a decrease in the sale of callable securities before their anticipated call dates. Loan servicing loss, net of amortization of the mortgage servicing rights (“MSR”) asset, narrowed $706,000 to $1,628,000 for fourth quarter 2003 from fourth quarter 2002. MSR amortization decreased $965,000 from fourth quarter 2002 to $2,075,000 for fourth quarter 2003 due to a reduction in mortgage prepayments experienced during fourth quarter 2003. Other operating income decreased $589,000 to $429,000 for fourth quarter 2003 compared to fourth quarter 2002, primarily due to a $555,000 decrease in the gain on sale of loans held for sale compared to the same 2002 period.

For the year ended December 31, 2003, noninterest income totaled $50,255,000, reflecting an increase of $10,252,000 or 25.6 percent over the year ended December 31, 2002. Total service charges increased $5,515,000 to $31,155,000 for the year ended December 31, 2003 compared to the year ended December 31, 2002 primarily due to demand deposit growth. Demand deposits increased

20.2 percent from the comparable prior year. Net realized gains on sales of securities available for sale of $10,840,000 for the year ended December 31, 2003 increased $6,055,000 over the comparable prior year due to sale of callable securities. Data processing service fees increased 13.9 percent during the year ended December 31, 2003 to $7,293,000 compared to the year ended December 31, 2002. The number of data processing clients totaled 26 at December 31, 2003 compared to 23 at December 31, 2002. Loan servicing loss, net of amortization of the MSR asset, increased $3,157,000 to $4,830,000 for the year ended December 31, 2003 compared to the year ended December 31, 2002. MSR amortization increased $2,953,000 to $7,125,000 for the year ended December 31, 2003 compared to the year ended December 31, 2002.  The increase in MSR amortization resulted from higher mortgage prepayments experienced during 2003, although mortgage prepayments were lower during fourth quarter 2003 compared to fourth quarter 2002. Other operating income increased $810,000 to $2,927,000 during the year ending December 31, 2003, compared to prior year as net gains on loans held for sale increased $936,000 to $1,599,000 from the year ended December 31, 2002.

Noninterest expense of $23,787,000 for fourth quarter 2003 increased $3,856,000 or 19.3 percent over fourth quarter 2002. During the year ended December 31, 2003, noninterest expense totaled $91,890,000, representing an increase of $15,731,000 or 20.7 percent compared to the year ended December 31, 2002. This expansion corresponds generally with growth in business volumes as the banking locations operated increased by 5 to 34. Salaries and employee benefits increased $2,290,000 or 22.6 percent and $9,589,000 or 25.2 percent for fourth quarter 2003 and the year ending December 31, 2003, respectively, compared to the same prior year periods. The increase in salaries and employee benefits resulted from higher staffing levels, salary increases and employee medical plan cost increases. The number of full-time equivalent employees of 1,284 at December 31, 2003 increased 11.2 percent from December 31, 2002. The efficiency ratio was 46.3 percent for the year ended December 31, 2003, compared to 44.9 percent for the year ended December 31, 2002.

FINANCIAL CONDITION

Assets totaled $4,217,936,000 at December 31, 2003, reflecting an increase of $382,749,000 or 10.0 percent from December 31, 2002. Loans held for investment of $2,519,694,000 at December 31, 2003 increased $252,164,000 or 11.1 percent from December 31, 2002. Securities increased $190,145,000 or 15.9 percent to $1,386,224,000 at December 31, 2003. Deposits increased to $3,516,435,000 at December 31, 2003, up $384,244,000 or 12.3 percent from the prior year end.

Shareholders’ equity at December 31, 2003 increased $44,276,000 from December 31, 2002 to $421,731,000, reflecting an 11.7 percent increase. Net income for the twelve months ended December 31, 2003 contributed $62,309,000 of this increase, offset in part by cash dividends on Class A common stock of $14,202,000 during the same period. The total risk-based, tier 1 risk-based and leverage capital ratios of 13.94 percent, 12.88 percent and 9.26 percent at period end, respectively, substantially exceeded regulatory requirements for a well-capitalized bank holding company.

ASSET QUALITY

At December 31, 2003, total loans held for investment of $2,519,694,000 included $10,122,000 or 0.40 percent classified as nonperforming. The allowance for loan losses of $31,234,000 represented 1.24 percent of loans held for investment and 308.6 percent of nonperforming loans at December 31, 2003. Net charge-offs for fourth quarter 2003 averaged 0.30 percent of average loans held for investment compared to 0.50 percent for fourth quarter 2002. Net charge-offs for the year ended December 31, 2003 averaged 0.43 percent of average loans held for investment compared to 0.48 percent for the year ended December 31, 2002. Total nonperforming assets at December 31, 2003 of $20,669,000 represented 0.82 percent of total loans held for investment and foreclosed and other assets compared to 1.12 percent at December 31, 2002. Accruing loans 90 days or more past due increased by $4,475,000 to $8,886,000 at December 31, 2003 compared to December 31, 2002.

OTHER INFORMATION

On December 15, 2003, Texas Regional announced an agreement in principle under which Texas Regional will acquire through merger Southeast Texas Bancshares, Inc. (“Southeast Texas Bancshares”). Texas Regional expects the transaction to close during the first quarter of 2004. Southeast Texas Bancshares is the privately held bank holding company for Community Bank and Trust, SSB based in Beaumont, Texas, which operates through 29 branches located in a seven county area in east and southeast Texas. As of December 31, 2003, Southeast Texas Bancshares had total assets of $1,156,406,000, loans of $691,381,000, deposits of $1,023,399,000 and shareholders’ equity of $111,325,000. The agreement calls for total consideration of $226,500,000, to be paid 50% to 60% in cash and the balance in newly issued Texas Regional common stock in exchange for all of the outstanding shares of Southeast Texas Bancshares. The transaction is subject to approval by the appropriate regulatory authorities and other customary closing conditions, including approval of the Southeast Texas Bancshares shareholders.

Texas Regional paid a quarterly cash dividend of $0.12 per share on January 15, 2004 to shareholders of record on January 1, 2004. This dividend represents a $0.01 per share, or 10.1 percent increase over the dividend paid for the same 2002 period.

Texas Regional is a McAllen-based bank holding company whose stock trades on The Nasdaq Stock Market® under the symbol TRBS. Texas State Bank, its wholly owned subsidiary, conducts a commercial banking business through 34 full-service banking offices in the areas of Corpus Christi, Houston and South Texas, including 28 in the Rio Grande Valley.

ADDITIONAL INFORMATION AND WHERE TO FIND IT

Texas Regional intends to file with the SEC a registration statement on Form S-4 concerning the transaction between Texas Regional and Southeast Texas Bancshares. The Form S-4 registration statement will include a proxy statement/prospectus which Texas Regional and Southeast Texas Bancshares intend to mail to the Southeast Texas Bancshares shareholders about the transaction. Investors and security holders of Texas Regional and Southeast Texas Bancshares are urged to read the proxy statement/prospectus when it becomes available because it contains important information about Texas Regional, Southeast Texas Bancshares and the transaction. Investors and security holders may obtain a free copy of the proxy statement/prospectus (when it is available) at the SEC’s web site at www.sec.gov. A free copy of the proxy statement/prospectus (when it is available) may also be obtained from Texas Regional or Southeast Texas Bancshares. Texas Regional and its executive officers and directors may be deemed to be participants in the solicitation of proxies from the shareholders of Southeast Texas Bancshares in favor of the transaction. Information regarding the interests of Texas Regional’s officers and directors and the interests of Southeast Texas Bancshares’ officers and directors in the transaction will be included in the proxy statement/prospectus.

In addition to the registration statement on Form S-4 to be filed by Texas Regional in connection with the Southeast Texas Bancshares transaction and the related proxy statement/prospectus to be mailed to the shareholders of Southeast Texas Bancshares, Texas Regional files annual, quarterly and special reports, proxy and information statements, and other information with the SEC. Investors may read and copy any of these reports, statements and other information at the SEC’s public reference rooms located at 450 5th Street, N.W., Washington, D.C. 20549, or any of the SEC’s other public reference rooms located in New York and Chicago. Investors should call the SEC at 1-800-SEC-0330 for further information on these public reference rooms. The reports, statements and other information filed by Texas Regional with the SEC are also available free at the

SEC’s web site at www.sec.gov. You can also obtain a free copy of these reports, statements and other information from Texas Regional.

Additional financial, statistical and business-related information, as well as business trends, is included in a Financial Supplement. This release, the Financial Supplement and other information are available on Texas Regional’s website at www.trbsinc.com. The Financial Supplement and other information available on Texas Regional’s website can also be obtained by calling R.T. Pigott, Jr., Chief Financial Officer, at (956) 631-5400.

This document and information on Texas Regional’s website may contain forward-looking information (including information related to plans, projections or future performance of Texas Regional and its subsidiaries and planned market opportunities, employment opportunities and synergies from the merger with Southeast Texas Bancshares), the occurrence of which involve certain risks, uncertainties, assumptions and other factors which could materially affect future results. If any of these risks or uncertainties materializes or any of these assumptions proves incorrect, Texas Regional’s results could differ materially from Texas Regional’s expectations in these statements. Texas Regional assumes no obligation and does not intend to update these forward-looking statements. For further information, please see Texas Regional’s reports filed with the SEC pursuant to the Securities Exchange Act of 1934, which are available at the SEC’s website at www.sec.gov.

CONTACT: Glen E. Roney, Chief Executive Officer, or R. T. Pigott, Jr., Chief Financial Officer, (956) 631-5400, both of Texas Regional.

Texas Regional Bancshares, Inc. and Subsidiaries

Financial Highlights (Unaudited)

	At / For Three Months Ended
(Dollars in Thousands, Except Per Share Data)	Dec 31, 2003	Sep 30, 2003	Jun 30, 2003	Mar 31, 2003	Dec 31, 2002
Condensed Income Statements
Loans Held for Investment	$41,476	$40,354	$40,343	$39,805	$39,815
Securities	11,608	10,137	10,815	11,485	11,577
Other Interest-Earning Assets	453	745	859	697	828
Total Interest Income	53,537	51,236	52,017	51,987	52,220
Deposits	12,125	12,393	14,354	14,661	15,738
Other Borrowed Money	1,464	1,700	1,697	1,991	2,132
Total Interest Expense	13,589	14,093	16,051	16,652	17,870
Net Interest Income	39,948	37,143	35,966	35,335	34,350
Provision for Loan Losses	3,184	3,851	2,429	3,691	3,676
Service Charges – Deposits	6,935	6,756	5,747	5,482	5,717
Other Service Charges	1,418	1,500	1,569	1,748	1,280
Trust Service Fees	741	710	744	675	690
Net Realized Gains on Sales of Securities Available for Sale	1,187	3,041	4,858	1,754	1,824
Data Processing Service Fees	1,881	1,950	1,741	1,721	1,620
Loan Servicing Loss, Net	(1,628)	(1,276)	(1,533)	(393)	(2,334)
Other Operating Income	429	560	633	1,305	1,018
Total Noninterest Income	10,963	13,241	13,759	12,292	9,815
Salaries and Employee Benefits	12,408	11,954	12,371	10,849	10,118
Net Occupancy Expense	1,627	1,967	1,697	1,557	1,290
Equipment Expense	2,668	2,790	2,699	2,353	2,314
Other Real Estate Expense, Net	299	124	67	244	177
Amortization – Identifiable Intangibles	838	849	833	850	906
Other Noninterest Expense	5,947	5,583	5,950	5,366	5,126
Total Noninterest Expense	23,787	23,267	23,617	21,219	19,931
Income Before Income Tax Expense	23,940	23,266	23,679	22,717	20,558
Income Tax Expense	7,996	7,697	8,224	7,376	6,640
Net Income	$15,944	$15,569	$15,455	$15,341	$13,918
Per Common Share Data (1)
Net Income—Basic	$0.54	$0.53	$0.53	$0.53	$0.48
Net Income—Diluted	0.54	0.52	0.52	0.52	0.47
Market Value at Period End	37.00	33.79	34.07	30.19	32.31
Book Value at Period End	14.31	13.91	13.98	13.44	12.95
Cash Dividends Declared	0.120	0.120	0.120	0.120	0.109
Share Data (1) (in Thousands)
Basic	29,460	29,433	29,393	29,198	29,047
Diluted	29,779	29,736	29,727	29,549	29,345
Shares Outstanding at Period End (1)	29,471	29,449	29,413	29,356	29,136
Selected Financial Data
Return on Average Assets	1.52%	1.51%	1.54%	1.60%	1.49%
Return on Average Equity	15.18	15.09	15.41	16.03	14.97
Leverage Capital Ratio	9.26	9.11	8.94	8.91	8.89
Expense Efficiency Ratio (2)	46.72	46.18	47.50	44.55	45.13
TE Net Interest Income (3)	$40,899	$38,039	$36,648	$35,998	$34,988
TE Adjustment (3)	951	896	682	663	638
Net Interest Income, As Reported	$39,948	$37,143	$35,966	$35,335	$34,350
TE Net Interest Margin (3)	4.21%	3.98%	3.95%	4.07%	4.05%
Net Charge-Offs	$1,874	$3,293	$2,216	$2,882	$2,786
Net Charge-Offs to Average Loans	0.30%	0.55%	0.38%	0.51%	0.50%
Trust Assets Managed, at Fair Value	$495,593	$479,126	$461,068	$458,377	$491,087
Full-Time Equivalent Employees	1,284	1,269	1,264	1,204	1,155

Condensed Balance Sheets
Loans Held for Investment	$2,519,694	$2,417,245	$2,360,586	$2,357,585	$2,267,530
Securities	1,386,224	1,289,157	1,302,411	1,223,338	1,196,079
Other Interest-Earning Assets	24,833	160,057	108,046	140,939	70,888
Total Interest-Earning Assets	3,930,751	3,866,459	3,771,043	3,721,862	3,534,497
Cash and Due from Banks	100,167	131,102	117,422	125,943	124,125
Premises and Equipment, Net	107,875	106,639	101,410	93,689	89,500
Other Assets	110,377	111,349	114,445	114,360	115,181
Allowance for Loan Losses	(31,234)	(29,924)	(29,366)	(29,153)	(28,116)
Total Assets	$4,217,936	$4,185,625	$4,074,954	$4,026,701	$3,835,187
Savings and Time Deposits	$2,980,224	$2,863,603	$2,888,056	$2,858,489	$2,686,213
Other Borrowed Money	259,565	353,650	208,987	236,731	293,518
Total Interest-Bearing Liabilities	3,239,789	3,217,253	3,097,043	3,095,220	2,979,731
Demand Deposits	536,211	534,887	526,832	499,007	445,978
Other Liabilities	20,205	23,744	39,976	38,065	32,023
Total Liabilities	3,796,205	3,775,884	3,663,851	3,632,292	3,457,732
Shareholders’ Equity	421,731	409,741	411,103	394,409	377,455
Total Liabilities and Equity	$4,217,936	$4,185,625	$4,074,954	$4,026,701	$3,835,187
Condensed Average Balance Sheets
Loans Held for Investment	$2,463,839	$2,379,264	$2,347,062	$2,305,452	$2,206,784
Securities	1,351,869	1,349,951	1,274,638	1,210,279	1,150,803
Other Interest-Earning Assets	36,811	59,929	98,242	74,380	71,341
Total Interest-Earning Assets	3,852,519	3,789,144	3,719,942	3,590,111	3,428,928
Cash and Due from Banks	117,675	125,479	119,806	115,627	100,333
Premises and Equipment, Net	107,490	103,899	98,064	91,058	88,582
Other Assets	118,056	114,337	114,959	120,000	113,859
Allowance for Loan Losses	(31,526)	(30,435)	(30,634)	(29,719)	(27,642)
Total Assets	$4,164,214	$4,102,424	$4,022,137	$3,887,077	$3,704,060
Savings and Time Deposits	$2,922,640	$2,854,405	$2,878,723	$2,765,860	$2,621,609
Other Borrowed Money	266,317	269,660	206,906	241,614	255,640
Total Interest-Bearing Liabilities	3,188,957	3,124,065	3,085,629	3,007,474	2,877,249
Demand Deposits	533,745	540,734	501,173	457,441	429,236
Other Liabilities	24,832	28,396	32,959	33,942	28,664
Total Liabilities	3,747,534	3,693,195	3,619,761	3,498,857	3,335,149
Shareholders’ Equity	416,680	409,229	402,376	388,220	368,911
Total Liabilities and Equity	$4,164,214	$4,102,424	$4,022,137	$3,887,077	$3,704,060
Nonperforming Assets, Past Due Loans
Nonaccrual Loans	$10,122	$10,561	$15,215	$12,636	$14,800
Foreclosed and Other Assets	10,547	10,847	7,444	7,767	10,610
Total Nonperforming Assets	20,669	21,408	22,659	20,403	25,410
Accruing Loans 90 Days or More Past Due	8,886	4,440	2,939	6,292	4,411

(1)   Restated to retroactively give effect for the 10% stock dividend declared by the Corporation during first quarter 2003 and distributed during second quarter 2003.

(2)   Ratio of Noninterest Expense divided by the sum of Net Interest Income and Noninterest Income.

(3)   Taxable equivalent adjustment computed based on a 35% tax rate.

Texas Regional Bancshares, Inc. and Subsidiaries

Financial Highlights (Unaudited)

	At / For Year Ended
(Dollars in Thousands, Except Per Share Data)	Dec 31, 2003	Dec 31, 2002
Condensed Income Statements
Loans Held for Investment	$161,978	$154,370
Securities	44,045	44,909
Other Interest-Earning Assets	2,754	2,426
Total Interest Income	208,777	201,705
Deposits	53,533	64,673
Other Borrowed Money	6,852	7,313
Total Interest Expense	60,385	71,986
Net Interest Income	148,392	129,719
Provision for Loan Losses	13,155	12,331
Service Charges – Deposits	24,920	20,430
Other Service Charges	6,235	5,210
Trust Service Fees	2,870	2,730
Net Realized Gains on Sales of Securities Available for Sale	10,840	4,785
Data Processing Service Fees	7,293	6,404
Loan Servicing Loss, Net	(4,830)	(1,673)
Other Operating Income	2,927	2,117
Total Noninterest Income	50,255	40,003
Salaries and Employee Benefits	47,582	37,993
Net Occupancy Expense	6,848	5,447
Equipment Expense	10,510	8,640
Other Real Estate Expense, Net	734	491
Amortization – Identifiable Intangibles	3,370	3,432
Other Noninterest Expense	22,846	20,156
Total Noninterest Expense	91,890	76,159
Income Before Income Tax Expense	93,602	81,232
Income Tax Expense	31,293	27,385
Net Income	$62,309	$53,847
Per Common Share Data (1)
Net Income—Basic	$2.12	$1.88
Net Income—Diluted	2.10	1.86
Market Value at Period End	37.00	32.31
Book Value at Period End	14.31	12.95
Cash Dividends Declared	0.480	0.406
Share Data (1) (in Thousands)
Basic	29,372	28,613
Diluted	29,699	28,882
Shares Outstanding at Period End (1)	29,471	29,136
Selected Financial Data
Return on Average Assets	1.54%	1.58%
Return on Average Equity	15.41	16.05
Leverage Capital Ratio	9.26	8.89
Expense Efficiency Ratio (2)	46.26	44.87
TE Net Interest Income (3)	151,584	$131,921
TE Adjustment (3)	3,192	2,202
Net Interest Income, As Reported	$148,392	$129,719
TE Net Interest Margin (3)	4.05%	4.19%
Net Charge-Offs	$10,265	$9,997
Net Charge-Offs to Average Loans	0.43%	0.48%
Trust Assets Managed, at Fair Value	$495,593	$491,087
Full-Time Equivalent Employees	1,284	1,155

Condensed Balance Sheets
Loans Held for Investment	$2,519,694	$2,267,530
Securities	1,386,224	1,196,079
Other Interest-Earning Assets	24,833	70,888
Total Interest-Earning Assets	3,930,751	3,534,497
Cash and Due from Banks	100,167	124,125
Premises and Equipment, Net	107,875	89,500
Other Assets	110,377	115,181
Allowance for Loan Losses	(31,234)	(28,116)
Total Assets	$4,217,936	$3,835,187
Savings and Time Deposits	$2,980,224	$2,686,213
Other Borrowed Money	259,565	293,518
Total Interest-Bearing Liabilities	3,239,789	2,979,731
Demand Deposits	536,211	445,978
Other Liabilities	20,205	32,023
Total Liabilities	3,796,205	3,457,732
Shareholders’ Equity	421,731	377,455
Total Liabilities and Equity	$4,217,936	$3,835,187
Condensed Average Balance Sheets
Loans Held for Investment	$2,374,353	$2,094,256
Securities	1,297,218	1,003,137
Other Interest-Earning Assets	67,218	48,659
Total Interest-Earning Assets	3,738,789	3,146,052
Cash and Due from Banks	119,668	102,207
Premises and Equipment, Net	100,183	85,336
Other Assets	116,861	107,935
Allowance for Loan Losses	(30,583)	(26,590)
Total Assets	$4,044,918	$3,414,940
Savings and Time Deposits	$2,855,834	$2,453,058
Other Borrowed Money	246,256	205,405
Total Interest-Bearing Liabilities	3,102,090	2,658,463
Demand Deposits	508,571	397,158
Other Liabilities	30,003	23,768
Total Liabilities	3,640,664	3,079,389
Shareholders’ Equity	404,254	335,551
Total Liabilities and Equity	$4,044,918	$3,414,940
Nonperforming Assets, Past Due Loans
Nonaccrual Loans	$10,122	$14,800
Foreclosed and Other Assets	10,547	10,610
Total Nonperforming Assets	20,669	25,410
Accruing Loans 90 Days or More Past Due	8,886	4,411

(1)  Restated to retroactively give effect for the 10% stock dividend declared by the Corporation during first quarter 2003 and distributed during second quarter 2003.

(2)  Ratio of Noninterest Expense divided by the sum of Net Interest Income and Noninterest Income.

(3)  Taxable-equivalent adjustment computed based on a 35% tax rate.